Exhibit 8.1

	Subsidiary	Country of Incorporation

1.	Annino Dairy Plant	Russian Federation
2.	Atamanskoe Farm	Russian Federation
3.	Baltic Milk (former Roska)	Russian Federation
4.	Bishkek Dairy Plant	Kyrgyz Republic
5.	Buryn Powder Milk Plant	Ukraine
6.	Dari Valdai	Russian Federation
7.	Essentuki Mineral Water Plant at CMW (Caucasian Mineral Waters)	Russian Federation
8.	Experimental Baby Food Plant	Russian Federation
9.	Foods Production CJSC	Russian Federation
10.	Fruit Rivers	Russian Federation
11.	Fruktola	Russian Federation
12.	Geyser	Russian Federation
13.	Grande-V	Russian Federation
14.	Gulkevichy Dairy Plant	Russian Federation
15.	Healing Spring Water Plant	Russian Federation
16.	Karasuk Dairy Plant	Russian Federation
17.	Khabarovsk Dairy Trade House Wimm-Bill-Dann	Russian Federation
18.	Kharkov Dairy Plant	Ukraine
19.	Kiev Dairy Plant	Ukraine
20.	Krasnodar Dairy Trade House Wimm-Bill-Dann	Russian Federation
21.	Krasnoyarsk Dairy Trade House Wimm-Bill-Dann	Russian Federation
22.	Lianozovo Dairy Plant	Russian Federation
23.	Lianozovo-Samara	Russian Federation
24.	Lianozovsky CJSC	Russian Federation
25.	Moloko Veidelevki	Russian Federation
26.	Moscow Baby Food Plant	Russian Federation
27.	Municipal Guard Agency	Russian Federation
28.	Nazarovskoe Milk	Russian Federation
29.	Nizhny Novgorod Dairy Plant	Russian Federation
30.	Novokuibyshevsk Milk	Russian Federation
31.	Obninsk Dairy Plant	Russian Federation
32.	Omsk Dairy Trade House Wimm-Bill-Dann	Russian Federation
33.	Pervouralsk City Dairy Plant	Russian Federation
34.	Plemzavod Za Mir and Trud	Russian Federation
35.	Podmoskovnoye Moloko	Russian Federation
36.	Predgorye	Russian Federation
37.	PTG WBD	Russian Federation
38.	Ramensk Juices	Russian Federation
39.	Ramensk Milk	Russian Federation
40.	Ramenskiy Dairy Plant	Russian Federation
41.	Rodnik	Russian Federation
42.	Roselectrocenter	Russian Federation
43.	Rubtsovsk Dairy Plant	Russian Federation
44.	Siberian Cheese	Russian Federation
45.	Siberian Dairy Plant	Russian Federation
46.	Subsidiary Enterprise Wimm-Bill-Dann	Ukraine
47.	Timashevsk Dairy Plant	Russian Federation
48.	Trade Company Wimm-Bill-Dann	Russian Federation
49.	Trud OJSC	Russian Federation
50.	Tsaritsino Dairy Plant	Russian Federation
51.	Tuymazinskiy Dairy Plant	Russian Federation
52.	Ufa Dairy Plant	Russian Federation
53.	Urals Dairy Trade House Wimm-Bill-Dann	Russian Federation
54.	Valdai Springs Water Plant	Russian Federation
55.	Vitafruit	Russian Federation
56.	Vitamol-M	Russian Federation

57.	Vladivostok Dairy Plant	Russian Federation
58.	Wimm-Bill-Dann Germany GmbH	Germany
59.	Wimm-Bill-Dann Israel	Israel
60.	Wimm-Bill-Dann Mineral Water	Russian Federation
61.	Wimm-Bill-Dann Netherlands B.V.	Netherlands
62.	Wimm-Bill-Dann Tashkent	Republic of Uzbekistan
63.	Wimm-Bill-Dann Central Asia—Almaty	Republic of Kazakhstan
64.	Wimm-Bill-Dann Krasnoyarsk	Russian Federation
65.	Wimm-Bill-Dann Novosibirsk	Russian Federation
66.	Wimm-Bill-Dann Preobritatel	Russian Federation
67.	Wimm-Bill-Dann Vladivostok	Russian Federation
68.	Zavety Ilyicha	Russian Federation